As filed with the Securities and Exchange Commission on January 3, 1997

                                                                File No. 333-
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                   BURLINGTON NORTHERN SANTA FE CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                41-1804964
     (STATE OR OTHER JURISDICTION         (I.R.S. EMPLOYER IDENTIFICATION NO.)
   OF INCORPORATION OR ORGANIZATION)

        2650 LOU MENK DRIVE
         FORT WORTH, TEXAS                                76131
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)

             REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                (817) 333-2000


                         BURLINGTON NORTHERN SANTA FE
                        INVESTMENT AND RETIREMENT PLAN
                           (FULL TITLE OF THE PLAN)

                              JEFFREY R. MORELAND
                             1700 EAST GOLF ROAD
                       SCHAUMBURG, ILLINOIS  60173-5860
                                (847) 995-6805
                             (AGENT FOR SERVICE)


                        CALCULATION OF REGISTRATION FEE

                                 Proposed         Proposed
  Title of         Amount        Maximum          Maximum          Amount of
Securities to      to be      Offering Price     Aggregate       Registration
be Registered    Registered     Per Share*    Offerering Price*      Fee


Common Stock,     3,000,000
$.01 par value      Shares      $85.4375        $256,312,500      $77,670.45



* Estimated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange on January 2, 1997.


      In addition, pursuant to Rule 416(c) of the Securities Act of 1933, this registration also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                    PART II


                            INFORMATION REQUIRED IN
                          THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents, which have heretofore been filed by Burlington Northern Santa Fe Corporation (the "Company" or "Registrant") with the Securities and Exchange Commission, are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended;

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

     (c) The Company's Current Reports on Form 8-K dated February 13, 1996, April 11, 1996, June 4, 1996, June 19, 1996 and October 22,
             1996; and

     (c) The description of the common stock, $.01 par value per share, of the Company (the "Common Stock") contained in the section entitled "Certain Additional Information Concerning Holdings" from the Prospectus dated January 13, 1995, included as part of the Registration Statement on Form S-4 (Nos. 33-56183, 33-57069) of Burlington Northern Inc and the Registrant.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

 ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

 ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is incorporated under the laws of the State of Delaware. The General Corporation Law of the State of Delaware (the "Delaware Statute") provides for indemnification of directors, officers, and employees in certain situations. The Delaware Statute, by its terms, expressly permits indemnification where such a person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation's best interests, and, in a criminal action, if such person had no reasonable cause to believe that his or her conduct was unlawful. In the case of a claim by a third party (i.e., a party other than the corporation), the Delaware Statute expressly permits indemnification for expenses, judgments, settlement payments, and other costs. In the case of a claim by or in the right of the corporation (including stockholder derivative suits), the Delaware Statute expressly provides for indemnification for expenses only, and not for amounts paid in judgment or settlement of such actions. Moreover, a corporation cannot, under the Delaware Statute, provide for indemnification against expenses in the case of an action by or in the right of the corporation if the person seeking indemnification is adjudged liable to the corporation, unless the indemnification is ordered by a court. The Delaware Statute also permits advancement of expenses to directors and officers upon receipt of an undertaking by such director or officer to repay all amounts advanced if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. In addition, the Delaware Statute specifically provides that its terms shall not be deemed exclusive of any other right to indemnification to which a director, officer, or employee may be entitled under any by-law, agreement, or vote of stockholders or disinterested directors.

       The By-Laws of the Company provide that the Company shall indemnify and hold harmless, to the full extent permitted by law, any person made, or threatened to be made, a party to an action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, or served or serves as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, at the request of the Company.

       The Company also maintains directors' and officers' liability insurance which purports to insure the Company against certain costs of indemnification which may be incurred by the Company pursuant to the foregoing provisions, and to insure directors and officers of the Company against certain liabilities incurred by them in the discharge of their function as such officers and directors, except for liabilities resulting from their own malfeasance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     See Index to Exhibits which is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided that, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                     Provided, however, that paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Registrant's articles of incorporation or by-laws or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Schaumburg, State of Illinois, on December 30, 1996.


                            BURLINGTON NORTHERN SANTA FE CORPORATION


                            By /S/ Jeffery R. Moreland
                               Jeffrey R. Moreland
                               Senior Vice President-Law and General Counsel

                              POWER OF ATTORNEY


     Each person whose signature appears below hereby authorizes any Authorized Officer acting alone to execute in the name of such person and in the capacity indicated below, and to file, any amendments to this Registration Statement which any Authorized Officer deems necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, and to take any other action on behalf of such person which any Authorized Officer deems necessary or desirable in connection herewith. The term "Authorized Officer" as applied with respect to any action taken pursuant to this authorization means (i) any person who is the Registrant's Chairman, President, or Senior Vice President-Law and General Counsel at the time such action shall be taken and (ii) any other officer of the Registrant or of a wholly-owned subsidiary of the Registrant who shall be authorized by any person identified in clause (i) to act as an Authorized Officer for purposes of this paragraph.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 30th day of December, 1996.




/S/ Robert D. Krebs
Robert  D.  Krebs,
  President and Chief Executive Officer
  (Principal Executive Officer) and Director

/S/ Denis E. Springer
Denis E. Springer,
  Senior Vice President and Chief Financial Officer
  (Principal Financial Officer)

/S/ Thomas N. Hund
Thomas N. Hund,
  Vice President and Controller
  (Principal Accounting Officer)

/S/ Joseph F. Alibrandi
Joseph F. Alibrandi, Director

/S/ Jack S. Blanton
Jack S. Blanton, Director


John J. Burns, Jr., Director

/S/ Daniel P. Davison
Daniel P. Davison, Director and Chairman

/S/ George Deukmejian
George Deukmejian, Director

/S/ Daniel J. Evans
Daniel J. Evans, Director

/S/ Bill M. Lindig
Bill M. Lindig, Director

/S/ Ben F. Love
Ben F. Love, Director

/S/ Roy S. Roberts
Roy S. Roberts, Director

/S/ Marc J. Shapiro
Marc J. Shapiro, Director

/S/ Arnold R. Weber
Arnold R. Weber, Director

/S/ Robert H. West
Robert H. West, Director

/S/ J. Steven Whisler
J. Steven Whisler, Director

/S/ Edward E. Whitacre
Edward E. Whitacre, Jr., Director


Ronald B. Woodard, Director

/S/ Michael B. Yanney
Michael B. Yanney, Director

     Pursuant to the requirements of the Securities Act of 1933, the Burlington Northern Santa Fe Investment and Retirement Plan has caused this registration statement to be signed on its behalf by the undersigned Plan Administrator, thereunto duly authorized, in the Village of Schaumburg, State of Illinois, on the 30th day of December, 1996.



                              BURLINGTON NORTHERN SANTA FE
                              INVESTMENT AND RETIREMENT PLAN


     By /S/ James B. Dagnon
        Name:  James B. Dagnon
        Title:  Senior Vice President - Employee Relations

                              INDEX TO EXHIBITS



Exhibit
Number    Description of Document

3.1 Amended and Restated Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.

3.2 By-Laws of the Registrant. Incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

5.2 Neither an opinion concerning the plan's compliance with the requirements of ERISA nor an Internal Revenue Service ("IRS") determination letter is required because the plan has been or will be submitted to the IRS and the registrant undertakes that it will make all changes required by the IRS to qualify the plan.

10        Burlington Northern Santa Fe Investment and Retirement Plan.

23.1      Consent of Coopers & Lybrand L.L.P.

24 Power of Attorney (included with signature page to the registration statement).